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                                                                    Exhibit 21

                            SOUTH JERSEY GAS COMPANY
                           SUBSIDIARIES OF REGISTRANT
                            AS OF DECEMBER 31, 2000


                            Percentage of
                            Voting Securities                    State of
                            Owned by Parent      Relationship    Incorporation
                            ---------------------------------------------------
South Jersey Gas Company    Registrant           Parent          New Jersey

SJG Capital Trust           100                  Subsidiary      Delaware


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